Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 13, 2020 in the Registration Statement (Form S-1) and related Prospectus of NexImmune, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Tysons, Virginia

January 19, 2021